UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 25, 2025

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-15787	13-4075851
(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, NY	10166-0188
(Address of Principal Executive Offices)	(Zip Code)

(212) 578-9500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MET	New York Stock Exchange
Floating Rate Non-Cumulative Preferred Stock, Series A, par value $0.01	MET PRA	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.625% Non-Cumulative Preferred Stock, Series E	MET PRE	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.75% Non-Cumulative Preferred Stock, Series F	MET PRF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) As previously disclosed by MetLife, Inc. (the “Company”), on January 7, 2025, Tamara L. Schock, notified the Company of her intent to resign as Executive Vice President and Chief Accounting Officer of the Company. On February 25, 2025, the Board of Directors (the “Board”) of the Company appointed Toby Srihiran Brown, Executive Vice President and Global Head of Reinsurance of the Company, as the Company’s interim Chief Accounting Officer, to be effective as of March 15, 2025, while a search for a permanent replacement is conducted. Ms. Schock will continue to serve as the Company’s principal accounting officer until Mr. Brown’s appointment is effective.

Mr. Brown, age 51, has served in his current role since October 2024. Previously, he served as Executive Vice President and Global Chief Auditor of the Company from March 2020 to September 2024. Since joining the Company in 2010, Mr. Brown has held various positions, including Chief Operating Officer, board member and Statutory Executive Officer of MetLife Japan, Regional Chief Financial Officer of Asia, Chief Financial Officer of MetLife Japan, and Regional Chief Financial Officer of Europe, in addition to serving on numerous subsidiary boards in various capacities.

There is no arrangement or understanding between Mr. Brown and any other person pursuant to which Mr. Brown was selected for this role. Mr. Brown has no family relationships with any of the Company’s current directors or executive officers.

(d) On February 25, 2025, the Board increased the number of directors serving on the Board from thirteen to fourteen, and elected Christian Mumenthaler a director of the Company and appointed Mr. Mumenthaler to its Finance and Risk Committee and its Investment Committee, effective May 1, 2025. The Board has affirmatively determined that Mr. Mumenthaler is an independent director.

Mr. Mumenthaler will participate in the Company’s standard non-management director compensation arrangements. The Company pays non-management directors a retainer of $325,000 per year, $175,000 payable in shares of the Company’s common stock and $150,000 payable in cash. Directors earn a pro-rated retainer for partial-year service, earning the first of four annual installments at the beginning of service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Timothy J. Ring
	Name:	Timothy J. Ring
	Title:	Senior Vice President and Secretary

Date: February 27, 2025